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                                                                   EXHIBIT 99.2

For Immediate Release

Contact:      Michelle Dawson
              Vice President of Investor Relations
              Developers Diversified
              PH: 216.755.5500

                DEVELOPERS DIVERSIFIED ANNOUNCES CONFERENCE CALL

     DEVELOPERS DIVERSIFIED TO ACQUIRE INLAND RETAIL REAL ESTATE TRUST, INC.
                                FOR $6.2 BILLION

Cleveland, OH - October 23, 2006 -- Developers Diversified (NYSE: DDR), the leading owner, operator and developer of market-dominant community centers in the U.S., and Inland Retail Real Estate Trust, Inc. ("IRRETI") announced today they have entered into a definitive merger agreement. Developers Diversified will conduct a conference call and an audio webcast on October 23, 2006 at 1 p.m. ET.

To access the conference call, dial 866.202.0886 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 34072641. The conference call will be recorded and available for replay beginning at 4:30 p.m., October 23, 2006 and will be available until 11:59 p.m., November 22, 2006. To access the conference call recording, please call 888.286.8010 and use the passcode: 37011230. The conference call and accompanying powerpoint presentation will be webcast and can be accessed via the Developers Diversified web site, www.ddr.com.

Developers Diversified currently owns and manages over 500 retail operating and development properties in 44 states, plus Puerto Rico and Brazil, totaling 118 million square feet. The Company is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops and leases shopping centers. Additional information about Developers Diversified is available on the Internet at http://www.ddr.com.

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